Exhibit 99.1 Vocera Global Town Hall January 7, 2022

Forward-looking statements This presentation contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; the failure to satisfy any of the closing conditions to the acquisition of Vocera Communications, Inc., including the receipt of any required regulatory clearances (and the risk that such clearances may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); delays in consummating the acquisition of Vocera; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Vocera; the effects of the proposed Vocera transaction (or the announcement thereof) on the parties' relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Vocera products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Vocera; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Andy Pierce Group President, MedSurg & Neurotechnology

Welcome!

Brad Saar President, Medical

Welcome • Introduction to Stryker • Medical division overview • Solving challenges together

Our story began with an orthopaedic surgeon and his passion for problem solving. Dr. Homer Stryker founded the Orthopedic Frame Company in 1941 Cast Cutter and later changed the 1946 name to Stryker. Wedge Turning Frame 1937 Copyright © 2022 Stryker

Mission Together with our customers, we are driven to make healthcare better. Values Integrity Accountability People Performance We do what’s right We do what we say We grow talent We deliver

Mission driven companies Together with our customers, We simplify and improve the lives of we are driven healthcare professionals, patients, to make healthcare better and families

Global MedTech Knees NeuroTech leader 11% 14% Hips 8% Spine 7% Sustainability Solutions 2% 2020 net Trauma & Extremities sales 12% $14.4B Medical 18% Ortho other 3% Instruments Endoscopy 13% 12% Copyright © 2022 Stryker

Global recognition A few of our honors 2021 Fortune World’s Most Admired Companies (in the U.S.) ® ® FORTUNE and 100 Best Companies to Work For are registered trademarks of FORTUNE Media IP Limited and are used under license. FORTUNE and FORTUNE Media IP Limited are not affiliated with, and do not endorse products or services of, Stryker Corporation. Copyright © 2022 Stryker

Financial results Net sales ($B) $16 $14.4B $15 $14.4 billion $14 Annual net sales globally in 2020 $13 $12% $11 15.7 CAGR in net sales over 41-year period $10 $9 $8 40 Straight years of sales growth leading up to 2020 $7 $6 $5 2020 results $4 Despite the global pandemic, Stryker’s performance continues to outpace our competition $3 $2 $1 $0 ‘79 ’20 Copyright © 2022 Stryker Billions

stryker

# Committed to acquisitions

We continue to enhance our portfolio's depth and breadth with strategic mergers and acquisitions.

Color key:
- Core business
- Adjacency
- Pending



2013
Trauson
MAKO
2014
Patient Safety Technologies
Berchtold Holding
CoAlign Innovations, Inc.
Pivot Medical
Small Bone Innovations
2015
Muka Metal
CHG Hospital Beds
Synergetics USA's Neuro Portfolio
Vertebral Compression Fracture Portfolio from BD
SafeWire
Sage Products
Physio-Control International
2016
Ivy Sports Medicine, LLC
Restore Surgical LLC, DBA Instratek
Stanmore Implants Worldwide
2017
NOVADAQ Technologies, Inc.
Vexim
2018
Invuity, Inc.
K2M
Hygia Health Services
Entellus Medical, Inc.
SafeAir AG
HyperBranch Medical Technology, Inc.
2019
Mobius Imaging and Cardan Robotics
OrthoSpace, Ltd.
Arrinex, Inc.
ZipLine Medical
2020
OrthoSensor, Inc.
Wright Medical
2021
Gauss Surgical
TMJ Concepts
2022
Vocera

Copyright © 2022 Stryker

Focus on serving the continuum of care Medical’s why We focus on improving outcomes across the continuum of care. In pursuit of making healthcare better, our products and services help save lives, prevent healthcare never events, and improve patient and caregiver safety. Copyright © 2022 Stryker

Global commercial business Business units Geography 1.7% 4.3% United States 18% 5.0% Emergency Care EMEA 13.3% 45% Acute Care Canada Sage APAC 37% 75.7% LatAm Products Global market Pre-hospital Hospital Public Access PRT Acute Care Emergency Care Sage ProCare

Medical aspires to embody… Humility Servant leadership Grit Courage and resolve Gratitude A constant state of being Authenticity True to one own’s personality

Jessica Mathieson VP/GM, Acute Care

Connected platforms, better outcomes • Leading innovator in fast-growing segment of digital care coordination and communication with increasing clinical importance • Advanced technology solutions and capabilities supported by 200+ expert R&D team • Substantial synergies • Competitively differentiated and complementary portfolio and customer base • Proven talent in software, sales, marketing, R&D, and professional services teams Copyright © 2022 Stryker

Health systems face overwhelming challenges; 75% of a nurse’s day is spent away from patients Average MedSurg nurse workload / activities and time allocation 5% 5% 26% 16% 23% 25% • Responsible for 5 - 7 patients • 3.4 interruptions per hour • 10+ alerts / activities waiting for attention Communication w/ Patient contact other health workers • Walks up to 3 miles/day Documentation Medical administration • Stays in one place for 20 seconds Looking for equipment Other • Lifts 1.8 tons/shift Source: BJC Healthcare, “Describing Nurses’ Work: Combining Quantitative and Qualitative Analysis” Copyright © 2022 Stryker 17

Each day is a privilege

Moving forward • Business as usual • Integration planning team is in place • We are all ears • We have open arms Copyright © 2022 Stryker

# Additional information and where to find it

The tender offer for the outstanding shares of common stock of Vocera Communications, Inc. ("Vocera") referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Vocera or any other securities. At the time the tender offer is commenced, Stryker Corporation ("Stryker") will file with the U.S. Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO, and Vocera will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. VOCERA STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Vocera stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement and other filed documents for free at the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker's website, www.stryker.com, or by contacting Stryker's investor relations department at preston.wells@stryker.com. Copies of the documents filed with the SEC by Vocera will be available free of charge on Vocera's website, www.vocera.com, or by contacting Vocera's investor relations department at sdooley@vocera.com. In addition, Vocera stockholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement.

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Thank you! Copyright © 2022 Stryker